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                                                                     EXHIBIT 5.1

                               VENTURE LAW GROUP
                              4750 Carillon Point
                              Kirkland, WA 98033

                               October 30, 2000


Metawave Communications Corporation
10732 Willows Road NE
Redmond, WA  98052


     Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration
                                                                   ------------
Statement") to be filed by you with the Securities and Exchange Commission on
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October 30, 2000, in connection with the registration under the Securities Act of 1933 of shares of your Common Stock (the "Shares").  As your legal counsel in
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connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.

                                                  Sincerely,

                                                  VENTURE LAW GROUP
                                                  A Professional Corporation

                                                  /s/  Venture Law Group


MJH